EXHIBIT 10(e)

AMENDMENT NUMBER ONE
TO THE
AMENDED AND RESTATED TRUST AGREEMENT

In accordance with Section 14 of the trust agreement for the Amended and Restated Trust Under Peoples Energy Corporation (the "Company") Directors Deferred Compensation Plan, Directors Stock And Option Plan, Executive Deferred Compensation Plan, and Supplemental Retirement Benefit Plan, effective March 1, 2004 (the "Trust Agreement"), the Company and The Northern Trust Company (the "Trustee") hereby amend the Trust Agreement, effective July 24, 2006 as follows:

1.	Section 1(f) of the Trust Agreement is hereby amended by deleting the first sentence and replacing it with the following:

Upon a Change of Control (as defined herein), the Company shall, as soon as possible, but in no event longer than 10 business days following the Change of Control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Participant or Beneficiary the benefits to which such Participant or Beneficiary would be entitled pursuant to the terms of the Plans as of the date on which such Change of Control occurred, except to the extent the Company receives a waiver from any Participant or Beneficiary waiving any right to receive any portion of such Participant's or Beneficiary's benefits from the Trust. Notwithstanding the foregoing, the Trustee shall have no duty to determine whether such irrevocable contribution by the Company is in an amount sufficient to pay such benefits or to enforce any contribution obligation of the Company, or to determine whether a waiver has been obtained.

All provisions of the Trust Agreement not specifically mentioned in this Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.

IN WITNESS WHEREOF, the Company and the Trustee have caused this Amendment to be executed and delivered as of the date first set forth above.

COMPANY:	TRUSTEE:
PEOPLES ENERGY CORPORATION	THE NORTHERN TRUST COMPANY
By: /s/ Douglas M. Ruschau	By: /s/ Neal Brailov
Its: Vice President & Treasurer	Its: Vice President